SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549




                                   FORM 8-K


                                CURRENT REPORT




    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): February 17, 1994






                          NEW YORK TELEPHONE COMPANY





 A New York          Commission File          I.R.S. Employer Identification
 Corporation         Number 1-3435            No. 13-5275510




            1095 Avenue of the Americas, New York, New York  10036

                       Telephone number (212) 395-2121







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Form 8-K                                          New York Telephone Company
February 17, 1994


Item 5.  Other Events

         On February 17, 1994, the Board of Directors of NYNEX Corporation approved a special pension enhancement to the NYNEX Management
         Pension Plan.   Eligible management employees who choose to retire
         through December 31, 1996 will be credited with an additional six years toward their age and six years toward their length of service for the purpose of determining pension eligibility and benefits. This enhancement, which will be offered at different times through 1996 according to local force requirements, is expected to help
         New York Telephone Company (the "Company") reduce the management portion of its work force.

         As previously reported (see the Company's Current Report on
         Form 8-K, date of report January 24, 1994), the Company recorded after-tax business restructuring and other charges of $806.0 million in the fourth quarter of 1993, including $362 million after-tax for severance and post-retirement medical costs for employees leaving the Company through 1996. The Company expects to reduce its work force by approximately 9,000 employees by the end of 1996. Any additional charges related to the pension enhancement will be recorded through 1996 as employees choose to retire under the plan.











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                                    - 3 -


Form 8-K                                          New York Telephone Company
February 17, 1994


                                  SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    New York Telephone Company



                                    By              Mel Meskin
                                                    Mel Meskin
                                              Vice President-Finance
                                                  and Treasurer












February 25, 1994